                                 Exhibit 10.28


                            RAINMAKER SYSTEMS, INC.
                               MASTER AGREEMENT

THIS MASTER AGREEMENT ("Agreement") is entered into as of May ___, 2001 ("Effective Date"), by and between Rainmaker Systems, Inc., a Delaware corporation ("Rainmaker"), and Caldera Systems, Inc., a Delaware corporation ("Client").

          WHEREAS, Client is a developer and publisher of certain software programs and provides certain products and services to its customers;

          WHEREAS, Client desires to engage Rainmaker to perform certain sales, marketing and registration functions and other Outsourced Services (as defined below) with respect to such products and services, upon the terms and conditions set forth herein and in SOW(s) issued under this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to be bound by the terms and conditions set forth below and in SOW(s) issued under this Agreement.

I. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" means any day other than Saturday, Sunday, or any nationally recognized holiday.

     "Client Marks" has the meaning set forth in Section 2.

     "Customer Records" has the meaning set forth in Section 3.1.

     "Customer" means any entity that has purchased or licensed, or prospectively will purchase or license, a Product from Client or Rainmaker.

     "Days" means calendar days, unless otherwise specified as Business Days.

     "Effective Date" has the meaning set forth in the preamble to this Agreement.

     "Intellectual Property" means any copyright rights, trademark rights, trade names, trade secret rights, inventions, ideas, patents, patent rights and other intellectual property and proprietary rights in and to the Products.

     "Product" means any product or service that Client offers to its Customers. The types of Products to be offered by Rainmaker may be set forth in one or more SOW(s) under this Agreement.

     "Outsourced Services" means those services that Rainmaker will provide for or on behalf of Client as set forth in SOW(s) under this Agreement.

     "Preferred Provider" means in this Agreement or in any SOW that Rainmaker is designated as the first and only current provider to which Client looks when selecting a provider of any service or support

_____________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

      associated with any of the SOWs. Prior to utilizing any other alternatives to provide any of the services described in any of the SOWs, Client will give Rainmaker 120-days written notice before utilizing any other alternatives or transferring any related services.

      "Statement of Work" or "SOW" means any document attached to or included in this Agreement that (1) describes the Products and services to be provided by Rainmaker and (2) sets forth any exclusivity rights, pricing, specifications or schedules in connection therewith.

      "Termination Date" means October 31, 2002 or each anniversary thereof, pursuant to the automatic extension provisions of Section 9.1; provided that in no event shall the Termination Date be prior to the termination date of any SOW entered into hereunder.

II.   USE OF CLIENT MARKS.

A. License to Use Client Marks. Subject to the terms and conditions hereof, Client hereby grants to Rainmaker a nonexclusive, non-sublicensable and royalty-free license to use any trademark(s) or service mark(s) approved by Client ("Client Marks") in providing the Outsourced Services, including (1) to take, handle and fulfill Customer orders for Products, and (2) to market and sell the Products hereunder. Rainmaker shall comply strictly with all procedures, standards and instructions prescribed or furnished by Client from time to time in respect of use of the Client Marks, and, when reasonably requested to do so by Client, provide Client with samples and copies of the Products and all packaging, promotional material, labels, advertisements, stationery, directory listing, signage and other materials upon which the Client Marks appear and that are to be used, offered for sale or supplied by Rainmaker. Client, in its sole discretion from time to time, may change the appearance and/or style of the Client Marks or add to or subtract from the approved list, provided that, unless required earlier by a court order or to avoid potential infringement liability, Client shall provide Rainmaker with 30 Days' prior written notice of any such changes.

B. Use and Display of Client Marks. Rainmaker acknowledges and agrees that the presentation and image of the Client Marks should be uniform and consistent with Client's use and presentation (style guide). Accordingly, Rainmaker agrees to use the Client Marks solely in the manner that Client may specify from time to time in Client's reasonable discretion and upon reasonable advance written notice to Rainmaker. All materials in which Rainmaker presents a Client Mark which is a registered trademark shall be in the form "[Client Mark]" and shall include the following notice:

[Client Mark] is a registered trademark of Caldera Systems, Inc.

III.  OWNERSHIP; INTELLECTUAL PROPERTY.

A. Products and Customer Data. Nothing contained in this Agreement shall be construed to assign or to grant to Rainmaker any right, title or interest in or to the Products, any Customer data (including the Client Database) or any Intellectual Property embodied in or related to the Products. Subject to Section 9.3, Client shall solely own all Customer records pertaining to Client that are created, modified, and entered into the Rainmaker database.

B. Client Marks. Rainmaker hereby acknowledges and agrees that (i) the Client Marks are owned solely and exclusively by Client, (ii) except as expressly set forth herein, Rainmaker has no right, title or interest in or to the Client Marks and (iii) all use of the Client Marks by Rainmaker will inure to the benefit of Client. Rainmaker agrees not to apply for registration of the Client Marks (or any mark confusingly similar thereto) anywhere in the world.

_____________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

C. Proprietary Notices. Rainmaker agrees not to alter or remove any logo, insignia, copyright notice, trademark notice or other proprietary notice on or in any Product.

IV.   RAINMAKER SERVICES.

A. Statements of Work. Subject to the terms and conditions hereof, Rainmaker and Client shall enter into one or more SOW(s). Each SOW may be amended, modified or terminated as set forth therein.

B. Outsourced Services. Subject to the terms and conditions hereof, Rainmaker shall perform the Outsourced Services for Client during the term of this Agreement. Rainmaker shall have the right to provide services similar to the Outsourced Services to third parties, subject to the non-disclosure obligations set forth herein.

C. Additional Services. Subject to the prior written agreement of the parties, Rainmaker may perform services in addition to those specified in SOW(s), for which Client shall compensate Rainmaker at prices mutually agreed by the parties in writing.

D. Customer Contact. Client hereby expressly authorizes Rainmaker, during the term of this Agreement, to contact Client's customers on the basis of and in furtherance of Client's established business relationship with its customers.

V.    RAINMAKER'S REPRESENTATIONS AND WARRANTIES; LIMITATIONS.

A. Authority. Rainmaker represents, warrants, and covenants to Client that Rainmaker has full power and authority to enter into this Agreement and to perform its obligations hereunder.

B. No Claims. Rainmaker represents and warrants to Client that there is no action, suit, proceeding, or material claim or investigation pending or threatened against Rainmaker in any court, or before any governmental department, commission, agency, or the like, or before any arbitrator that, if adversely determined, might adversely affect Rainmaker's ability to provide the Outsourced Services hereunder.

C. LIMITATION OF WARRANTIES. THE WARRANTIES SET FORTH IN SECTIONS 5.1 THROUGH 5.2 ABOVE ARE LIMITED WARRANTIES, AND THEY ARE THE ONLY WARRANTIES MADE BY RAINMAKER. RAINMAKER DISCLAIMS ALL IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OR CONDITIONS REGARDING DESCRIPTION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND INFRINGEMENT. FURTHER, EXCEPT AS SET FORTH IN SECTIONS 5.1 THROUGH 5.2 OR ANY SOW, RAINMAKER DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR RESULTS OF THE OUTSOURCED SERVICES.

VI.   CLIENT'S REPRESENTATIONS AND WARRANTIES; LIMITATIONS.

A. Authority. Client represents, warrants, and covenants that Client has full power and authority to enter into this Agreement and to perform its obligations hereunder.

B. No Claims. Client represents and warrants that there is no action, suit, proceeding, or material claim or investigation pending or threatened against Client in any court, or before any governmental department, commission, agency, or the like, or before any arbitrator that, if adversely determined, might adversely affect Client's ability to meet its obligations hereunder.

_____________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

C. LIMITATION OF WARRANTIES. THE WARRANTIES SET FORTH IN SECTIONS 6.1 THROUGH 6.2 ABOVE ARE LIMITED WARRANTIES AND, EXCEPT FOR ANY ADDITIONAL WARRANTIES ACCOMPANYING ANY PRODUCTS DIRECTLY LICENSED TO RAINMAKER HEREUNDER, CLIENT DISCLAIMS ALL IMPLIED WARRANTIES OF ANY KIND TO RAINMAKER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF DESCRIPTION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

VII. INDEMNIFICATION. Each party shall defend, indemnify, and hold the other party harmless from and against any and all claims, injuries, damages, obligations, liabilities, causes of action, judgments and costs, including reasonable attorneys' fees and court costs, arising out of or in connection with
(i) such party's breach of the warranties set forth in Section 5 or 6 (as applicable) above, or (ii) any claim based on the alleged reckless, intentional, fraudulent or criminal act of such party or of any director, officer, employee, agent, or third party subcontractor of such party. The party claiming indemnification under this section ("Claiming Party") shall notify the other party ("Indemnifying Party") promptly and in writing of any claims subject to indemnification under this Section 7, and the Indemnifying Party shall have sole control of the defense, settlement, or trial thereof. The Claiming Party shall provide to Indemnifying Party, at Indemnifying Party's request and expense, all reasonable assistance and all information reasonably available to Claiming Party for such defense. Notwithstanding the foregoing, the Claiming Party may retain, at its sole expense, its own legal counsel to observe any proceeding hereunder, and the Claiming Party may elect to take control of its defense in any such proceeding at such Claiming Party's sole expense.

VIII. CONFIDENTIAL INFORMATION. In connection with this Agreement and the transactions contemplated hereby, each party will have access to confidential and proprietary information relating to the other party, which may include business, financial and marketing data and plans, scientific information, source code, trade secrets, and/or business processes. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except in connection with the transactions contemplated hereby, and in the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other materials (including all derivatives and copies thereof) in whatever medium obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including requiring its employees, consultants and agents who have had access to such information to keep confidential and not to use any such information, unless such information is now, or is hereafter, disclosed other than through act or omission of such party, in any manner making it available to the trade or the general public, or unless such information was previously, or is subsequently, developed independently by the receiving party without any use of such information (as demonstrated by written records of the receiving party). Each party shall use the same methods to safeguard such information as it uses to protect its own confidential and proprietary information.

IX.    TERM/SUSPENSION/TERMINATION.

A. Term. Subject to Section 9.2, this Agreement shall remain in full force and effect through and until the Termination Date. Unless earlier terminated in accordance with the terms hereof, this Agreement shall be automatically renewed for succeeding one year periods each unless, at least 60 Days' before expiration of any such succeeding term, either party shall give notice to the other of its intention not to renew this Agreement. In no event shall this Agreement be terminated prior to the termination date set forth in any SOW entered into hereunder.

B. Termination for Cause. Notwithstanding anything to the contrary herein, this Agreement may be terminated by either party for cause immediately upon notice to the other party. Events constituting cause for termination shall include:

               1. a material breach of any warranty provision in this Agreement;

_____________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               2. a violation of law, including any law relating to trademark, copyright, patent, or other intellectual property infringement;

               3. any assignment by a party in violation of Section 13.2 of this Agreement without the other party's express written consent;

               4. either party becomes insolvent, or makes any assignment for the benefit of creditors, or enters into any compromise with creditors or a general agreement for referral or payment with its creditors, or makes or suffers to be made any transfer to any person, trustee, receiver, liquidator or referee for the benefit of creditors, or files a voluntary petition in bankruptcy, or suffers an involuntary petition in bankruptcy to be filed against it, or files any petition in any reorganization, arrangement, compromise, readjustment, liquidation, or dissolution or similar relief for itself, or becomes unable to pay its debts generally as they become due;

               5.  a material breach of Section 8; or

               6. any other material breach or default under this Agreement that is not remedied within 30 days after the defaulting party has received written notice of such default or breach in accordance with Section 11.

C. Post-Termination Deliveries. Upon the termination or expiration of this Agreement for any reason, Rainmaker shall promptly deliver to Client or its designee all documents, and all media or items containing, in whole or part, any proprietary or confidential information of Client in accordance with Section 8, and any other marketing or other information of Client that Client reasonably requests. Rainmaker shall retain a copy of all such documents, media, items or portions thereof that contain Client information only for so long as retention of such records is required for federal and state tax reporting purposes or under other governmental rules or regulations, after which any such copies shall be returned to Client or destroyed at Client's request.

X.     LIMITATION OF LIABILITY AND ON DAMAGES.

A. Liability Limitation. Both parties understand and agree that should one party be found liable for loss or damage due to its failure to perform any of its respective obligations hereunder, the liable party's liability shall be limited to a maximum of ***, except that the limitations of this Section 10 shall not apply to a breach of Section 8 and shall not limit either party's obligations of indemnity under Section 7.

B. Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES, INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTIONS OR LOSS OR INACCURACY OF INFORMATION, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

XI. NOTICES. All notices permitted or required to be given under this Agreement shall be in writing and delivered to the parties at their respective addresses set forth below by (i) hand delivery, (ii) nationally recognized overnight courier (with tracking and receipt verification capabilities), (iii) certified or registered mail, postage prepaid, (iv) regular mail, or (v) facsimile transmission with a confirmation of receipt. Any such notice shall be deemed to be effective on the earlier of (a) the day of delivery by hand or overnight courier, (b) the day of transmission if sent by facsimile, (c) three days after mailing if sent by mail or courier in the manner set forth above, or
(d) upon receipt:

_____________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     If to Client:                 Caldera Systems, Inc.
                                   240 West Center
                                   Orem, UT 84057
                                   Attention: General Counsel
                                   Telephone: ***
                                   Facsimile: ***


     If to Rainmaker:              Rainmaker Systems, Inc.
                                   1800 Green Hills Road
                                   Scotts Valley, California 95066
                                   Attention: Martin Hernandez, COO
                                   Telephone: ***
                                   Facsimile: ***

     With a copy to:               Brobeck, Phleger & Harrison LLP
                                   One Market, Spear Street Tower
                                   San Francisco, California 94105
                                   Attention: Kevin B. Fisher, Esq.
                                   Telephone: ***
                                   Facsimile: ***

               Each party may change its respective address or facsimile number by submitting written notice to the other party in accordance with this paragraph.

XII. DISPUTE RESOLUTION. Client and Rainmaker agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by expedited arbitration to be held in Santa Clara County, California in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association. The substantive law to be applied during any such arbitration shall be determined pursuant to Section 13.3 below. Each party shall select one (1) arbitrator, which two arbitrators shall thereafter select a third arbitrator. If the two arbitrators cannot agree on the third arbitrator, the third arbitrator shall, within five (5) days of submission of a request by the two arbitrators chosen by the parties, be chosen by the American Arbitration Association from a panel of arbitrators knowledgeable and experienced in the fields of computer technology and the types of services which comprise the Outsourced Services. The arbitrators shall decide the dispute within thirty (30) days of the conclusion of the parties' presentation of the dispute. The arbitrators are not empowered to award damages in excess of compensatory damages, and each party waives any damages in excess of compensatory damages. The written determination of the arbitrators will be final and will not be subject to judicial review; provided, however, that any award of determination rendered by the arbitrator(s) may be entered in a court of competent jurisdiction. The prevailing party will be entitled to recover the costs of arbitration and reasonable attorneys' fees and expenses, which fees, costs and expenses shall be made part of the arbitrator's award.

XIII.  GENERAL.

A. Severability. If any provision herein is held to be invalid or unenforceable for any reason, such provisions shall, to the extent of such invalidity or unenforceability, be of no force or effect, but without in any way affecting the remainder of such provision or any other provision contained herein, all of which shall continue in full force and effect.

_____________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

B. Assignment. This Agreement shall be binding upon and inure to the benefit of the subsidiaries, affiliates, successors and permitted assigns of the parties to this Agreement. Neither party may transfer, sublicense or otherwise assign this Agreement or delegate any of its rights or obligations hereunder without the other party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either party may assign this Agreement or its rights and obligations hereunder by merger or otherwise in whole or in part, without the consent of the other party, to any entity controlled by, controlling or under common control with it or to any entity which acquires (by merger, consolidation, stock or otherwise) substantially all of the assets of such party.

C. Governing Law; Submission to Jurisdiction. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents, without regard to the conflicts of laws provisions thereof. Subject to Section 12, any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Northern District of California or in a state court in Santa Clara County, California. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE RIGHT TO MOVE TO DISMISS OR TRANSFER ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURTS ON THE BASIS OF PERSONAL JURISDICTION, VENUE OR INCONVENIENT FORUM.

D. No Waiver. No delay or failure by either party to exercise or enforce at any time, any right or provision of this Agreement, shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. Any waiver of any right hereunder in a specific circumstance shall not be deemed a waiver of that right in any other circumstance or a waiver of any other right. To be valid, any such waiver must be in writing, but need not be supported by consideration.

E. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

F. Disclosure of Agreement. Neither party shall disclose the terms or conditions of this Agreement to third parties except to its legal or financial advisors without the prior written consent of the other party unless disclosure is compelled by operation of law or by an instrumentality of the government, including but not limited to any court, tribunal or administrative agency or as necessary to enforce its rights.

G. Excusable Delay. Neither party shall be liable for any failure or delay in performing any of its obligations under this Agreement due to any Act of God, fire, casualty, flood, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, or any other cause beyond the reasonable control of the party invoking this section. Each party agrees to give the other party prompt notice of any factor, occurrence or event that may affect or delay the party's ability to perform any of its obligations hereunder. By way of example, but not of limitation, such notice shall be given in the event of any (i) loss or reassignment of key employees, (ii) threat of strike, (iii) knowledge or allegation that any Product would infringe on any third party's technology rights, (iv) significant loss of data, or (v) significant equipment failure.

H. Relationship of the Parties. Each party is an independent contractor and nothing herein shall be construed to create a partnership or joint venture relationship between the parties.

I. Attorney Fees. The prevailing party in any legal action to enforce or interpret this Agreement shall be entitled to recover reasonable attorney's fees and costs.

___________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentially request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

J. Remedies. The rights and remedies of a party set forth herein with respect to failure of the other party to comply with the terms of this Agreement are not exclusive, the exercise thereof shall not constitute an elevation of remedies, and the aggrieved party may seek whatever additional remedies are available in law or equity.

K. Headings. The headings used in this Agreement are for the convenience of the parties and for reference purposes only and shall not form a part or affect the interpretation of this Agreement.

L. Survival of Provisions. The following provisions shall survive the expiration or any termination of this Agreement: Sections 3, 5, 6, 7, 8, 9, 10, 11, 12, and such subsections of Section 1 and this Section 13 as are necessary to give meaning and effect to the foregoing.

                 [remainder of page intentionally left blank]

___________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentially request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

CALDERA SYSTEMS                                RAINMAKER SYSTEMS, INC.


By: /s/ Ransom H. Love                         By: /s/ Michael Silton
    -------------------------                      -------------------------
    Signature                                      Signature

Ransom Love                                    Michael Silton
-----------------------------                  -----------------------------
Name (Print)                                   Name (Print)

CEO                                            CEO
-----------------------------                  -----------------------------
Title                                          Title

___________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentially request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

             THIS MAINTENANCE & SUPPORT CONTRACT SALES & RENEWALS
                               STATEMENT OF WORK

          THIS MAINTENANCE & SUPPORT CONTRACT SALES & RENEWALS STATEMENT OF WORK ("SOW"), is entered into as of May 4, 2001, by and between Rainmaker Systems, Inc., a Delaware corporation ("Rainmaker"), and Caldera Systems, Inc., a Delaware corporation ("Client"), and supplements that certain Master Agreement dated as of May 4, 2001 (the "Master Agreement") between Rainmaker and Client, incorporated herein by this reference. Capitalized terms not otherwise defined herein have the meanings specified in the Master Agreement.

Preferred Provider Definition: To be placed in Master Agreement

Products:
***

Territory:
***

Activity:
Rainmaker shall sell and renew maintenance and support agreements.

Client shall use commercially reasonable efforts to 1) build and maintain specific information on its web site about maintenance and support programs, and
2) prominently display on its web site an option to call a toll free telephone number to order or to complete a form that sends an e-mail to Rainmaker that requests a quote, and 3) deliver quality service, deliverables and support promised to Client's customers in maintenance and support agreements.

Within the applicable territory and with the exception of Named Accounts, Direct VSPs and OEMs, Rainmaker shall be the Preferred Provider of all maintenance and support agreements and renewals thereof for Client. Rainmaker may sell into Named Accounts, Direct VSPs and OEMs but is not the Preferred Provider for those situations. Client agrees that it will not bundle such maintenance and support agreements and renewals thereof with any of its products or take any steps that would circumvent Rainmaker's right hereunder to be the Preferred Provider of such agreements for Client.

Rainmaker shall pay Client *** of the sale price for maintenance agreements. Rainmaker shall pay Client *** of the sale price for support agreements.

This SOW requires that the Marketing SOW be in place and active.

Within the first 30 business days after month end, Rainmaker shall provide client with a consolidated purchase order for the prior month. Client will then invoice Rainmaker based upon ***. Returns will be netted against the consolidated purchase order.

This SOW shall be in full force and effect as follows: (a) the initial term of this SOW shall be from the date of execution to October 31, 2001; (b) on October 31, 2001 this SOW shall be automatically renewed so that the term of the SOW is extended to October 31, 2002; and (c) following October 31, 2002, this SOW shall be automatically renewed for an additional one

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentially request. Omissions are designated as "***". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

year period unless either party gives written notice at least 120 days prior to the end of a term. Each period specified in clauses (a), (b) and (c) above is herein referred to as a "Term."

This SOW may not be terminated by prior written notice before the Term ending on October 31, 2001. If Client terminates this SOW less than 120 days prior to the end of a Term, Client shall pay to Rainmaker an early termination fee equal to
***

Reports provided:
Monthly - number contracts sold, price.
Quarterly - renewal rate by major contract type.
Daily - e-mail with entitlement information as currently provided.


Client may request custom reports or other changes, which will be provided by Rainmaker at an additional cost, agreed upon in writing by the parties in advance.

The parties agree to use their best efforts to develop mutually satisfactory business rules to implement this SOW.

All notices to be provided hereunder shall be governed by the notice provisions of the Master Agreement.

This SOW is hereby made a part of, incorporated into and governed by the Master Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this SOW to be executed by their duly authorized representatives as of the date first written above.

CALDERA SYSTEMS, INC.                          RAINMAKER SYSTEMS, INC.


By: /s/ Ransom H. Love                         By: /s/ Michael Silton
    -------------------------                      -------------------------
    Signature                                      Signature

Ransom H. Love                                 Michael Silton
-----------------------------                  -----------------------------
Name (Print)                                   Name (Print)

CEO                                            CEO
-----------------------------                  -----------------------------
Title                                          Title

                                   MARKETING
                               STATEMENT OF WORK

          THIS CUSTOMER CARE STATEMENT OF WORK ("SOW"), is entered into as of May 4, 2001, buy and between Rainmaker Systems, Inc., a Delaware corporation ("Rainmaker"), and Caldera Systems, Inc, a Delaware corporation ("Client"), and supplements that certain Master Agreement dated as of May 4, 2001 ("The Master Agreement") between Rainmaker and Client, incorporated herein by this reference. Capitalized terms not otherwise defined herein have the meanings specified in the Master Agreement.

Rainmaker will create quarterly marketing programs to support the Maintenance and Support SOW and future agreed upon product related SOW's. Rainmaker will conform the marketing programs in accordance with Client's corporate marketing style guides and high level positioning. Marketing activities will be focused solely on products and services sold by Rainmaker and may include but are not limited to e-mail, web, fax and direct mail.

Client will approve overall programs quarterly and provide approval or disapproval for individual marketing pieces within 4 business days of receipt. Client recognizes Rainmakers' expertise in this area and will limit comments to accuracy, legal issues and conforming to high level position and general style guides. Client shall maintain and pay for costs associated with toll-free numbers including usage.

Client shall provide Rainmaker full access to all appropriate customer information including new registrations and existing customers.

This SOW shall be in full force and effect until the Termination Date, as long as there is a Product related SOW in force.

Under this SOW, on a monthly basis, Client will pay marketing fees to Rainmaker for marketing programs not to exceed *** of Rainmaker purchases during the immediate prior month. Once Rainmaker performs such marketing programs, the fees for such programs are non-refundable. Client will apply these fees as credits to existing amounts payable by Rainmaker to Client. Rainmaker will receive credit memos from client within 30 business days of submitting invoice to Client. Should this SOW terminate with a net credit owed to Rainmaker, Client will submit payment to Rainmaker for the total amount of credit within 30 days of the Termination Date.

A one time fee of *** will be charged Client to re-brand existing materials. Client agrees that Rainmaker shall continue to use SCO and other outdated marketing materials until they run out. Client will provide Rainmaker with access to its internal design team at no charge to assist in minimizing any costs associated with transition.

Additional programs are available on a per project basis as quoted and mutually agreed to in writing.

Rainmaker and Client will meet quarterly at Rainmaker's Scotts Valley, CA facility at mutually agreed upon times for overall business reviews. These Quarterly Business Reviews ("QBR") will include a review of the return on investment for marketing programs.

Client may request custom reports or other changes, which will be provided by Rainmaker at an additional cost, agreed upon in writing by the parties in advance.

The parties agree to use their best efforts to develop mutually satisfactory business rules to implement this SOW.

All notices to be provided hereunder shall be governed by the notice provisions of the Master Agreement.

This SOW is hereby made a part of, incorporated into and governed by the Master Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this SOW to be executed by their duly authorized representatives as of the date first written above.

CALDERA SYSTEMS, INC.                        RAINMAKER SYSTEMS, INC.

By: /s/ Ransom H. Love                       By: /s/ Michael Silton
     ---------------------------                 -----------------------------
    Signature                                    Signature

Ransom H. Love                               Michael Silton
--------------------------------             ---------------------------------
Name (Print)                                 Name (Print)

CEO                                          CEO
--------------------------------             ---------------------------------
Title                                        Title

                                 CUSTOMER CARE
                               STATEMENT OF WORK

          THIS CUSTOMER CARE STATEMENT OF WORK ("SOW"), is entered into as of May 4, 2001, by and between Rainmaker Systems, Inc., a Delaware corporation ("Rainmaker"), and Caldera Systems, Inc, a Delaware corporation ("Client"), and supplements that certain Master Agreement dated as of May 4, 2001 ("The Master Agreement") between Rainmaker and Client, incorporated herein by this reference. Capitalized terms not otherwise defined herein have the meanings specified in the Master Agreement.

Rainmaker will answer calls from 800-SCO-UNIX and other SCO related sales, toll free numbers. Rainmaker will also respond to Customer Care e-Mails. This excludes 800-Go-Linux and other Client and other Linux telephone lines and e-mail sources. Hours will be 6:00 AM to 5:00 PM Pacific Time on Business Days. The goal of responding to the calls is to uncover sales opportunities and route them to Client's Named Account Reps, Rainmaker Sales Reps or Client's Channel partners as determined by Client. Rainmaker will deploy existing standard lead routing systems.

Callers will be provided with information via the phone, fax or e-mail. Client will provide ongoing and active training for Rainmaker Customer Care personnel.

Client will pre-screen e-mails, prior to forwarding to Rainmaker, for appropriateness of geographic territory and purpose of the e-mail. Client will maintain Client's other systems that currently communicate with Rainmaker's systems including but not limited to lead management and prospect management systems.

During the term of this SOW, Client will not contract with other external tele-services or similar firms to conduct the same or similar business processes outlined in this SOW. If Client requires a short term (less than 90 day) project that does not meet timing, bandwidth, strategic or economic needs of Rainmaker, Client may temporarily contract with another firm for these different services.

Client commits to using a minimum of two Customer Care Reps at a fee of *** per quarter per Customer Care Rep. Additional Customer Care Reps *** will be accommodated at the same ongoing fee. For each additional Customer Care Rep beyond the two in place, Client will pay *** to cover hiring and other related costs and commit to a minimum of 2 quarters usage for that additional Customer Care Rep.

Invoicing will be on a monthly basis at *** terms.

This SOW shall remain in full force and effect until October 31, 2001 and will automatically renew thereafter for successive 90-day periods (each such 90-day period, a "Term"), unless either party gives written notice at least 60 days prior to the end of a Term. If Client terminates this SOW less than 60 days prior to the end of a Term, Client shall pay to Rainmaker an early termination fee in an amount equal to the fee that would have been payable hereunder by Client, for the number of Customer Care Reps provided by Rainmaker on the date of such early termination by Client, for one Term.

Reporting to be provided includes:
Telephone response time including average hold time for inbound lines, and quantity of e-mails received will be provided, quarterly.
Lead copies, provided per lead to established aliases.

Client may request custom reports or other changes, which will be provided by Rainmaker at an additional costs, agreed upon in writing by the parties in advance.

The parties agree to use their best efforts to develop mutually satisfactory business rules to implement this SOW.

All notices to be provided hereunder shall be governed by the notice provisions of the Master Agreement.

This SOW is hereby made a part of, incorporated into and governed by the Master Agreement.

          IN WITNESS WHEREOF, the parties hereto have causes this SOW to be executed by their duly authorized representatives as of the date first written above.

CALDERA SYSTEMS, INC.                       RAINMAKER SYSTEMS, INC.

By: /s/ Ransom H. Love                      By: /s/ Michael Silton
    ---------------------------                 ----------------------------
    Signature                                   Signature

Ransom H. Love                             Michael Silton
-------------------------------            ---------------------------------
Name (Print)                               Name (Print)

President/CEO                              CEO
-------------------------------            ---------------------------------
Title                                      Title

                                   TRANSITION
                               STATEMENT OF WORK

          THIS TRANSITION STATEMENT OF WORK ("SOW"), is entered into as of May 4, 2001, by and between Rainmaker Systems, Inc., a Delaware corporation ("Rainmaker"), and Caldera Systems, Inc, a Delaware corporation ("Client"), and supplements that certain Master Agreement dated as of May 4, 2001 ("The Master Agreement") between Rainmaker and Client, incorporated herein by this reference. Capitalized terms not otherwise defined herein have the meanings specified in the Master Agreement.

The intent of this SOW is to detail the interaction, business rules and products sold between the Client and Rainmaker. The transition is described as the period of time between contract signing and the full adoption of the new Statements of work for Customer Care, Marketing and Maintenance and Support.

Effective May 4/th/, Rainmaker will begin integration process with a projected completion date of July 31st, 2001. During integration period, Client and Rainmaker will operate under all existing business rules and practices including margins and fees. Any marketing CoOp balance accrued under the SCO contract will be paid out at end of transition.

The integration fee of *** will be payable as follows, *** will be due and payable ***. The remaining balance of *** will be due and payable ***.

The following sections are broken out by the current or new service provided with the associated details.

                             Transition for Support

Rainmaker will continue to sell SCO Premier and SCO Branded support through transition period. Rainmaker and Client will work jointly to plan and execute any changes stated in the Maintenance and Support SOW. Rainmaker will be responsible for updating all skus associated with the Maintenance and Support SOW, effective July 31st, 2001.

                       Transition for Maintenance (SWiM)

Rainmaker is to continue selling SWiM through transition period. Rainmaker will transfer all maintenance deliverable fulfillment and shipping to Client by July 31st, 2001. Rainmaker will work in good faith, to provide client ship-to reporting for maintenance deliverable. Rainmaker will assist Client in planning next deliverables shipment, which is scheduled for next quarter.

Rainmaker will work with client to plan and notify channel of any changes to program. This includes the EOL of SWiM in a Box and the transition to client maintenance Program.

"SWiM will now be a client offering." Rainmaker will work to provide client any rights Rainmaker may have to SWiM name and marks, including SWiM tech tips.

                        Transition for Upgrades/Product

Rainmaker will continue to sell Upgrades and Products during the transition period. Rainmaker and Client will work jointly on channel notification of contract changes, changes in services, and all associated items.

Goal of transition is to move the remaining 50% of Upgrades and Products currently sold through Rainmaker to the channel smoothly. The plan below allows for sufficient education and training of Channel Partners and efficiently protects revenue stream for Client and Rainmaker.

The following details the transition process for Upgrades and Products booked directly through Rainmaker.
***

The following details the transition process for Upgrades and Products booked through the channel:
***

Consignment inventory to be returned at completion of transition period.

                                 Other Services

Sales of education kit and education royalty collections will end July 31st, 2001. Client will be responsible for notification of AEC/OLP education partners about new ordering process from Client. Rainmaker will return to Client consignment inventory.

Developer program interaction will end July 31st, 2001. There are currently no known transition issues for Rainmaker. Client will handle any notification of changes needed.

Transition for Vision/Tarantella
Rainmaker sales of TTE and Vision will end July 31st, 2001.
Client to be responsible for notification to Channel Partners of contract changes and other communication and returns issues with TTE.

                           General Transition Issues

Client and Rainmaker agree that this SOW regarding the transition and integration period may not cover all issues or items that will arise regarding the implementation of the Agreement and its SOWs during the transition period. Therefore, the parties agree to use their best efforts to reach mutually satisfactory agreements regarding any such additional issues or items.

Client and Rainmaker will work within transition period to plan a smooth cutover, addressing among other issues how to do the following;
Consignment inventory return and any returns/credits in process.
Work out how to handle returns of Tarantella Inc. products.
Assist in ensuring Rainmaker is paid by parties such as AECs and Distributors that Rainmaker will no longer be selling directly to.

Ensure that no unusual distributor stock rotation or returns issues impact the transition.

Client may request custom reports or other changes, which will be provided by Rainmaker at an additional cost, agreed upon in writing by the parties in advance.

The parties agree to use their best efforts to develop mutually satisfactory business rules to implement this SOW.

All notices to be provided hereunder shall be governed by the notice provisions of the Master Agreement.

This SOW is hereby made a part of, incorporated into and governed by the Master Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this SOW to be executed by their duly authorized representatives as a the date first written above.

CALDERA SYSTEMS, INC.                          RAINMAKER SYSTEMS, INC.

By: /s/ Ransom H. Love                         By: /s/ Michael Silton
    ----------------------------                   ----------------------------
    Signature                                      Signature

Ransom H. Love                                 Michael Silton
--------------------------------               --------------------------------
Name (Print)                                   Name (Print)

President/CEO                                  CEO
--------------------------------               --------------------------------
Title                                          Title